Exhibit 10.2

Amended supplementary agreement between CBH and Suzhou Erye
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This  amendment  (the  "Amendment")  to the  Agreement  signed among the parties hereto on June 11, 2005 is signed in Suzhou City, Jiangsu Province of China, on August 3, 2005 by the following parties:

      Party A: 38 persons including and represented by SHI Ming Sheng & other Mailing address: No.859, Panxu Road, Canglang District, Suzhou City, China
      Tel: 86-512-68207173
      Fax : 86-512-68202801
      Legal representative: Shi Ming Sheng
      Nationality: China
      Party B: China Biopharmaceuticals Holdings Inc.
      Address: Suite 2005, 156 West 56th St., New York 10019, USA
      Tel (pound)(0)917-650-9201
      Fax (pound)(0)212-3101682
      Legal representative: Peng Mao
      Nationality: Canada
      Position: CEO

      Whereas:

      (1) Party A (consisting of 38 persons) is all the shareholders (For details of shareholders, please see attached List of Shareholders) of Suzhou Erye Pharmaceutical Limited Company (Referred to as "Erye" hereafter), a legally registered limited liability company established according to the laws of the People's Republic of China ("China") laws, who authorizes its representative Shi Mingsheng to represent all the shareholders to sign this agreement (For details, please see the Trust Deed); Party B is a legally registered limited liability company according to Delaware Law of the United States of America ("U.S.A.").

      (2) In Accordance with The Company Law of China, The Contract Law of China as well as other prevailing laws and regulations, Part B decides to make investment in Erye, and Erye will become a foreign-invested company according to Chinese laws (Referred to as the "Joint Venture" hereafter). Both parties have signed the Merger Agreement.




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      (3) This  cooperation  between two parties refers to the issues  regarding the operation and development of the joint venture; therefore, for the remaining issues that are not fully provided for in detail in the Merger Agreement, the both parties make this agreement with amended supplementary provisions.

      Now therefore:

      1. The Agreement is hereby amended to reflect the following changes. This Amendment shall govern in case of conflicting interpretation on the Agreement.
      2. Article 4.1 of the Agreement shall be amended as follows: the board of directors of the Joint Venture shall consist of seven directors, three of whom to be appointed by Party A and four of whom to be appointed by Party B. Among the directors appointed by Party B, Party B shall select one person from the current management team of Erye. Party B agrees that Mr. SHI Mingsheng shall be the chairman of the first and second term of the board. All the directors appointed by Party B shall be responsible to Party B and act at the instruction of Party B on the board of directors.
            Among the directors appointed by Party A, one of whom shall be recommended to act as director of Party B subject to the approval of Party B's shareholders. If this director fails to be elected director of board of party B, then this director shall have rights to audit the meeting of board of the directors, enjoying the right to full knowledge of the operation of the party B subject to the duty of confidentiality. The Chairman of the board shall be appointed by party A, and the chief financial officer shall be appointed by party B subject to the approval of the board of directors.
            When the Joint Venture is initially set up, Shi Mingsheng will be the Chairman of the board of the Joint Venture. Meanwhile, Party B shall recommend to its shareholders that Shi Mingsheng hold the position of director of board of Party B.


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      3.    In terms of Article 4.2 of the Agreement,  on item shall be added to the important events "Party B's transfer all or parts of its shares in the Joint Venture."
      4. Article 8, the Agreement shall be amended to state: "If Party B shall not be listed on the NASD-Over the Counter Bulletin Board Market in a reasonable time; all the assets, stocks and cash exchanged shall be reverted back to the original parties."
      5.    Others

      5.1 For issues that fail to be mentioned in this Amendment, the two parties may sign supplementary agreement or attachment, which forms effective components of this Amendment with the same legal effect.

      5.2 This Amendment is in quadruplicate, with two copies held by each party.

      Party A: 38 persons including and represented by Shi Mingsheng

      Authorized representative: /s/ Shi Mingsheng
                                 Shi Mingsheng

      Party   B(pound)(0)China   Biopharmaceuticals   Holdings  Inc.

      Authorized representative: /s/ Peng Mao
                                 Peng Mao, Chief Executive Officer